UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 12, 2016  (May 12, 2016)

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Pain Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-29959	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7801 N Capital of Texas Highway, Suite 260

Austin, Texas 78731

(Address of principal executive offices, including zip code)

(512) 501-2444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Pain Therapeutics, Inc. was held on May 12, 2016. Of the 45,756,117 shares of our common stock entitled to vote at the meeting, 38,250,963 shares, representing approximately 84% of the total votes eligible to be cast, were represented at the meeting in person or by proxy, constituting a quorum. The voting results are presented below.

Proposal One - To elect Nadav Friedmann, Ph.D., M.D. and Michael J. O’Donnell as Class I Directors to serve for three-year terms and until their successors are duly elected and qualified:

Director	For	Withheld	Broker Non Vote
Nadav Friedmann, Ph.D., M.D.	16,585,741	10,298,876	11,366,346
Michael J. O'Donnell	16,588,149	10,296,468	11,366,346

Proposal Two - To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2016:

For	Against	Abstain
37,980,314	167,030	103,619

Proposal Three - To approve, by a non-binding advisory vote, the 2015 executive compensation for the Company’s executive officers:

For	Against	Abstain	Broker Non Vote
14,263,453	12,536,902	83,306	11,367,302

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAIN THERAPEUTICS, INC.

a  Delaware corporation

Date:   May 12, 2016

By:/s/ Peter S. Roddy

Peter S. Roddy

Vice President and Chief Financial Officer